Exhibit 32

          Certification of Chief Executive Officer and Chief Financial Officer pursuant to Rule 13a-14(b) and 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.


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Exhibit 32

      CERTIFICATION PURSUANT TO RULE 13A-14(B) AND 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of NBOG Bancorporation, Inc (the "Company"), each certify that, to his or her knowledge on the date of this certification:


     1. The quarterly report of the Company for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on this date (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                              /S/ GARY H. ANDERSON
                              --------------------
                              Gary H. Anderson
                              Chief Executive Officer
                              November 14, 2003


                              /S/ HOLLY R. HUNT
                              -----------------
                              Holly R. Hunt
                              Chief Financial Officer
                              November 14, 2003


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